UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2018

ARIAS INTEL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, the Board of Directors (the “Board”) of Arias Intel Corp. (the “Company”) accepted the resignation of Kevin Gillespie, the Company’s Chairman of the Board, President, and Chief Executive Officer.

Subsequently, also on August 9, 2018, the Board appointed Daniel Hammett, the Company’s Chief Technology Officer, Executive Vice President, and sole remaining member of the Board as its Interim President and Chief Executive Officer.

As a result of the resignation of Mr. Gillespie, Mr. Hammett becomes the Company’s sole officer and director and therefore has no family relationship with other officers or directors of the Company. Additionally, there are no understandings or arrangements between Mr. Hammett and any other person pursuant to which Mr. Hammett was appointed as Interim Chief Executive Officer of the Company.

On October 2, 2015, the Company entered into a game development and licensing agreement (the “Development Agreement”) with HKA Digital Ltd. (“HKA”). HKA is majority owned by Mr. Hammett. The Company paid HKA $199,000 and $575,400 for the years ended March 31, 2018 and 2017, respectively. As of March 31, 2018, the Company had paid HKA an aggregate of $1,394,400 under the Development Agreement. The total value of the Development Agreement is $2,000,000 based on certain development parameters and ongoing scope of work.

Set forth below is the biographical information of Mr. Hammett, as required by Item 401 of Regulation S-K.

Daniel Hammett, 55, has been the Chief Technology Officer, Executive Vice President and Director since of the Company August 2017. He has over 28 years of executive experience as a software designer, developer and publisher. Since November 2014, Mr. Hammett has served as the Chief Executive Officer of HKA, a studio and publisher of entertainment and social games developed for mobile, desktop, online and console platforms, which developed the Company’s Hemp Inc mobile game. From November 2013 until November 2015, Mr. Hammett served as Chief Executive Officer of KamaGames Ltd., the creator of a leading mobile poker game entitled Pokerist, which has over 90 million downloads. From January 2013 until May 2014, he served as Chief Executive Officer and President of iEntertainment Network, Inc., and from December 2009 until December 2012, he served as Chief Operating Officer of Mastiff LLC. Mr. Hammett has previously held executive officer roles with such noted companies as Activision Blizzard, Inc., NBCUniversal Media, LLC, Headgames Publishing, Inc. and Divergent Entertainment, Inc. Since August 2015, Mr. Hammett has served as an advisory board member of BWG Strategy LLC, a network of senior executives across technology, media and telecom. During his career, Mr. Hammett has led the development of such iconic games, intellectual properties and brands as Call of Duty, Spiderman, Toy Story, Tony Hawk, Cabela’s Big Game Hunter and many others. He has also founded four companies which have been acquired by publicly-traded companies on the NYSE, Nasdaq and the OTC Markets. Mr. Hammett received his B.S. in economics from California Polytechnic State University, where he was a two-time All-American wrestler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAS INTEL CORP.

Dated: August 10, 2018	By:	/s/ Daniel Hammett
Daniel Hammett
Interim Chief Executive Officer